Exhibit 10.6

CONSULTING AGREEMENT

THIS AGREEMENT is made as of the 11th day of February, 2004.

AMONG:

DELBROOK CORPORATION, a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at Suite 2000, 1066 West Hastings Street, Vancouver BC V6E 3X2

(the “Company”)

AND:

KEN HICKS, Professional Geologist, of 1234 Doran Road, North Vancouver, BC V7K 1M7 (the “Consultant”)

WHEREAS:

A.	Delbrook is engaged in the business of locating, acquiring and exploring natural resource mineral properties;

B.	The Consultant is a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia and has field experience in Argentina;

C.	Delbrook is negotiating the acquisition of certain mineral properties (the “Properties”) located in Argentina as more particularly described in the Summary Report dated February 10, 2004 as prepared by the Consultant (the “Report”) a copy of which is attached hereto as Schedule ”A; and

D.	Delbrook wishes to retain the services of the Consultant to act as Delbrook’s Vice-President Exploration and a director, on and subject to the terms hereof.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

ARTICLE 1
ENGAGEMENT

Engagement

1.1      The Company hereby agrees to engage the Consultant to act in the capacity of Vice President (Exploration) and a Director and the Consultant accepts such engagement. In such capacity and/or capacities, the Consultant shall devote substantially all of his full time and attention to performance of his duties for and on behalf of the Company and shall be responsible for the overall management of Company exploration operations and, without limiting the generality of the foregoing, the Consultant shall also be obliged to personally perform and/or provide the following services:

(a)	oversee the acquisition by the Company of the Properties;

(b)	oversee the proposed financing by the Company of up to $2,000,000;

(c)	ensure the adequacy of the Company’s title to and interests in the Properties; and

(d)	oversee the exploration activities on the Properties and the production of property reports thereon.

Direction and Control

1.2      The Consultant shall report to and be subject to the control and direction of the Board of Directors of the Company or such person or persons as the Board of Directors of the Company may designate from time to time.

Term

1.3       Subject to section 1.5 hereof, the term of this Agreement (the "Term") shall be for a period of one (1) year commencing on the date hereof, subject to termination in accordance with the provisions hereof.

Salary

1.4       Subject to section 1.5 hereof, the Company shall pay to the Consultant a fee of $6,000 (Cdn.) per month beginning March, 2004, payable semi-monthly or at such interval to be agreed upon by the Board of Directors. The Consultant’s fee shall be paid without deductions as might otherwise be required by law in respect of employee salaries.

Termination

1.5      The Company may terminate this Agreement without notice for cause at any time without liability for damages or otherwise. Nothing contained herein shall prejudice the Company's other rights and remedies upon termination of this Agreement, at law, in equity or otherwise; provided further that in addition to termination for cause, the Company may at any time terminate the engagement of the Consultant hereunder without cause upon one (1) month’s notice (or one (1) month’s fees in lieu thereof) being provided to the Consultant. In the event that the Consultant ceases to devote substantially all of his full time and attention to the performance of his duties hereunder, then notwithstanding any other clause in this Agreement the Board of Directors may, in its discretion, terminate this Agreement without notice (or fees in lieu thereof) being due to the Consultant.

ARTICLE 2
BONUS PAYMENTS

Share Bonus

2.1       Upon the Commencement of Exploration (as defined below) on the Properties, the consultant shall be issued a total of 66,666 shares of the Company’s common stock (the “Bonus Shares”) at a price of $0.01 per share as consideration for his services hereunder.

Adherence with Applicable Securities Laws

2.2       The Consultant acknowledge that the certificates representing the Bonus Shares shall be subject to resale restrictions imposed by Rule 144 as promulgated under the Securities Act of 1933 (United States) and shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

The Consultant further acknowledges that and trades of the Bonus Shares by the Consultant in British Columbia will be subject to restrictions imposed by the Securities Act (British Columbia) and that the Bonus Shares may not be traded in British Columbia unless the trade is made through a registered dealer and a prospectus is filed with the British Columbia Securities Commission in respect of the Bonus Shares (and a final receipt obtained for such prospectus) or an exemption from the registration and prospectus requirements may be relied upon.

Representations Relating to Applicable Securities Laws

2.3       The Consultant represents, warrants, certifies and covenants to the Company that:

(a)	the Consultant understands that the Securities have not been registered under the 1933 Act in reliance on an exemption contained in Regulation S, and that the Company is relying upon the truth and accuracy of the representations, warranties, covenants, acknowledgements and understandings of the Consultant set forth herein in order to determine the applicability of such exemptions and the Consultant’s suitability to purchase the Securities;

(b)	the Consultant is not, and at the time of the acquisition of the Securities will not be, a U.S. Person;

(c)	the Consultant is not, and at the time of the acquisition of the Securities will not be, acquiring the Securities for the account or benefit of a U.S. Person;

(d)
upon consummation of the transactions contemplated by this Subscription Agreement, the Consultant will be the sole beneficial owner of the Bonus Shares and the Consultant has not pre-arranged any sale with any persons in the United States;

(e)
the Consultant understands that the Securities cannot be offered for sale, sold or otherwise transferred unless in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 (United States) (the “1933 Act”) , or pursuant to an available exemption from registration under the 1933 Act;

(f)
the Consultant has no present intention to sell or otherwise transfer the Securities except in accordance with Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act, in each case in accordance with all applicable Bonus Shares laws;

(g)
the Consultant understands that the Company is required, under Rule 903 of Regulation S, to refuse to register the transfer of any of the Bonus Shares to be received by the Consultant pursuant to this Subscription Agreement that are not transferred pursuant to a registration statement under the 1933 Act, in compliance with Regulation S, or otherwise pursuant to an available exemption from registration;

(h)	the Consultant will not, directly or indirectly, or through one or more intermediaries, maintain any short position in the Bonus Shares during the applicable distribution compliance period;

(i)
the Consultant will not engage in hedging transactions with regard to the Bonus Shares unless in compliance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an exemption from the registration requirements of the 1933 Act; and

(j)
the Consultant will resell the Bonus Shares only in accordance with the provisions of Regulation S, pursuant to a registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act.

Cash Bonus

2.4      Upon the Commencement of Exploration (as defined below) on the Properties, the consultant shall also be paid a total of US$35,000 as additional consideration for his services hereunder.

Commencement of Exploration

2.5      “Commencement of Exploration” means, in respect of the Properties, the date on which the Phase 1 Work Program detailed in the Report is commenced.

ARTICLE 3
CONFIDENTIAL INFORMATION

Trade Secrets

3.1       During the term of this Agreement, the Consultant may have access to confidential information consisting of the following categories of information (collectively, the “Trade Secrets”):

(a)	information regarding the Companies mineral properties, mineral properties which the Company proposes to acquire, the Company’s proposed exploration programs thereon and the results thereof;

(b)

financial information, such as the Company’s earnings, assets, debts, prices, pricing structure, volumes of purchases or sales or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas or time periods;

(c)
supply and service information, such as goods and services, suppliers’ names or addresses, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company, the details of which are not generally known;

(d)

marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts or results of marketing efforts or information about impending transactions;

(e)
personnel information, compensation or other terms of employment, actual or proposed promotion, hiring, resignations, disciplinary actions, termination or reasons therefor, training methods, performance, or other employee information not including employees’ personal or medical histories; or

(f)	customer information, such as any compilation of past, existing or prospective customers, customers’ proposed agreements between customers and the Company, status of customers’ accounts or credit, or related information about prospective customers.

Confidentiality

7.2      During and after the term of this Agreement, the Consultant agrees to:

(a)
hold the Trade Secrets in confidence and not to divulge, communicate or transmit the Trade Secrets to others, or make any unauthorized copy or use of the Trade Secrets in any capacity, personal or business unrelated to that of the Company;

(b)	use the Trade Secrets only in the furtherance of proper Company-related reasons for which the Trade Secrets are disclosed or discovered;

(c)	take all reasonable action that the Company deems necessary or appropriate to prevent the unauthorized use or disclosure of or to protect the Company’s interest in the Trade Secrets; and

(d)
except on behalf of the Company, during the term of this Agreement and for a period of six (6) months thereafter, not to solicit the business of the Company or otherwise conduct business (whether on behalf of the Company or such other person or entity for whom the Consultant is performing services after termination of this Agreement) of the type similar to that of the Company, with any person who is at any time during the term of this agreement or during the six (6) month period thereafter, a customer of the Company.

Return of Information

3.3      Upon termination of this Agreement the Consultant will immediately return to the Company all written documents, computer files or other storage media in his possession or under his control containing Trade Secrets.

Qualification

3.4      The provisions set forth in this Article do not apply to:

(a)	information that by means other than the Consultant’s deliberate or inadvertent disclosure becomes well known or easily ascertainable to the public or to companies that compete directly with the Company; or

(b)	disclosures compelled by judicial or administrative proceedings after the Consultant diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosure will receive confidential treatment.

3.5      The Consultant acknowledges that the covenants set forth in this Article will not in any way preclude the Consultant from engaging in a lawful profession, trade or business of any kind or from becoming gainfully employed or retained. The Consultant recognizes that the provisions contained in this Article 3 are material to this Agreement.

ARTICLE 4
INJUNCTION

          The Consultant acknowledges that any violation of this Agreement may cause the Company immediate and irreparable harm and that the damages which the Company will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this Agreement, the Company shall be entitled to the issuance of a restraining order, interim and permanent injunctions, without bond, restraining or enjoining such violation by the Consultant. Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to the Company.

ARTICLE 5
GENERAL

Notices

5.1      All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when personally served or sent by single pre-paid registered mail, postage paid, addressed as follows:

The Company:	Delbrook Corporation Suite 2000, 1066 West Hastings Street Vancouver, British Columbia V6E 3X2 Attention: The Board of Directors

The Consultant:	Ken Hicks 1234 Doran Road North Vancouver, British Columbia V7K 1M7

Either party may change its address from time to time by written notice to the other party in the manner set forth herein.

Entire Agreement

5.2       This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and there are no other promises or conditions in any other agreement whether written or oral concerning the subject matter hereof.

Amendment

5.3      This Agreement may be modified or amended, any modification or amendment shall be in writing and signed by both parties.

Severability

5.4      In the event that any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision the Agreement is valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

Waiver of Contractual Right

5.5       The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

Independent Legal Advice

5.6      The Company has obtained legal advice concerning this Agreement and has requested that the Consultant obtain independent legal advice with respect to same before executing it. In executing this Agreement, the Consultant represents and warrants to the Company that he has been advised to obtain independent legal advice, and that prior to the execution of this Agreement he has obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so.

Number and Gender

5.7      All references to the singular herein shall include the plural, all references to the masculine, feminine or neuter gender, as applicable, shall be deemed to include all other genders as appropriate or the context requires.

Applicable Law

5.8      This Agreement shall be governed by the laws of British Columbia, and the parties irrevocably submit to the jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

Successors and Assigns

5.9      The Consultant may not assign this Agreement nor any of his rights hereunder, whether in whole or in part, without the express prior consent of the Company. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Relationship

5.10      The Consultant is an independent contractor of the Company. Nothing contained in this agreement is intended to nor shall make any party an employee of any other party.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

DELBROOK CORPORATION

Per:	/s/ Peter Schulhof Peter Schulhof, President

/s/ Ken Hicks KEN HICKS